EXHIBIT 99.2

Harvard Bioscience Appoints James Green to the Board of Directors and Announces Retirement of Robert Dishman From the Board

HOLLISTON, Mass., April 30, 2015 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO) (the "Company"), a global developer, manufacturer and marketer of a broad range of solutions to advance life science, appointed James Green as a Class I director of the Board of Directors to fill the new vacancy created by Dr. Robert Dishman's retirement from the Board. Dr. Dishman served as a Director of the Company since October 2000.

Mr. Green currently serves as President and Chief Executive Officer of Analogic Corporation, a leading publicly held advanced medical and security imaging company. From 2005 to 2007, Mr. Green worked as Regional Vice President of Unilab Corp., a California division of Quest Diagnostics Corporation, successfully integrating full Unilab operations into the national laboratory network of Quest Diagnostics. From 1983 to 2005, Mr. Green worked in various other leadership positions at Koninklijke Philips Electronics NV, St. Jude Medical Inc., Beckman Instruments, McDonnell Douglas Corporation and Northrop Advanced Systems. Mr. Green holds a B.S. from the University of Missouri at Columbia, an M.S. from the University of Southern California and is a graduate of the Stanford University Executive Program.

Jeffrey A. Duchemin, CEO and a Director of Harvard Bioscience, said, "James Green brings a tremendous amount of industry experience to Harvard Bioscience and we are truly privileged to have him serve on our Board. We intend to draw heavily on Jim's insights and expertise as we advance our global growth strategy and build our world-class organization."

Mr. Green said, "Having been involved in global businesses that span the laboratory, instrumentation and technology sectors, I have been monitoring and admiring Harvard Bioscience's transformation in the past year. I firmly believe that Harvard Bioscience has demonstrated a strong commitment and ability to excel in the life sciences space by developing and marketing the highest-quality instruments and products for laboratory researchers. I look forward to working with my fellow Board members as well as with company management to guide Harvard Bioscience as it executes on its four pillars of growth."

Mr. Duchemin added, "The Board and management of Harvard Bioscience would like to sincerely thank Bob for his time and dedication to the company since his appointment to the Board more than 14 years ago and we wish him the very best in his retirement."

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, websites, catalogs, and through distributors including Thermo Fisher Scientific Inc., VWR, GE Healthcare, and other specialized distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France, Canada and China. For more information, please visit our website at www.harvardbioscience.com.

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CONTACT: Jeffrey A. Duchemin
         CEO and President
         jduchemin@harvardbioscience.com

         Robert E. Gagnon
         CFO
         rgagnon@harvardbioscience.com

         Tel: 508 893 8999
         Fax: 508 429 8478

         Investor Relations:

         Dian Griesel Int'l.
         Cheryl Schneider
         cschneider@dgicomm.com

         Public Relations:

         Susan Forman or Laura Radocaj
         sforman@dgicomm.com
         lradocaj@dgicomm.com